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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to this Registration Statement (Form S-4) and related Prospectus of Viacom International Inc. and to the incorporation by reference therein of our report dated August 27, 1993, except for Notes A and J, as to which the date is September 10, 1993, with respect to the consolidated financial statements of Paramount Communications Inc. included in the Viacom Inc. Current Report (Form 8-K) filed with the Securities and Exchange Commission on April 14, 1995.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

New York, New York

June 18, 1996